UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019 (February 20, 2019)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)    Compensatory Arrangements for Named Executive Officers

Amendment to Employment Agreement for Chief Executive Officer
On February 20, 2019, Carriage Services, Inc. (the “Company”), entered into a Fourth Amendment to Second Amended and Restated Employment Agreement (the “Amendment”) with Mel Payne, the Company’s Chief Executive Officer. Pursuant to the Amendment, Mr. Payne shall continue to serve as the Company’s Chief Executive Officer for a term commencing February 20, 2019 and ending March 31, 2024, with an annual base salary of $777,000. The Amendment amends the term and base salary referenced in the Second Amended and Restated Employment Agreement between Carriage and Mr. Payne, dated effective as of March 14, 2012 and amended by the First Amendment, Second Amendment and Third Amendment, respectively dated effective as of March 3, 2014, March 21, 2017 and May 12, 2017 (collectively, the “Agreement”).
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Performance Awards for Company’s Executive Officers
On February 20, 2019, the Compensation Committee of the Board of Directors for the Company approved a new form of, and the Company entered into, Performance Award Agreement (the “Award Agreement”) for eligible employees, including the Company’s executive officers. Pursuant to the Award Agreement, the target share awards for each of the Company’s executive officers (each, an “Award”) will vest on December 31, 2023 (the “Vesting Date”) if the Company’s common stock reaches one of three pre-determined growth targets for a sustained period ending on the Vesting Date, as defined by the Award Agreement.
For each of the Company’s executive officers, other than the Company’s Chief Executive Officer, the Award will result in 10,500 shares being awarded, if the average closing price of the Company’s common stock for the final quarter of 2023 reaches $47.30 (“Target 1”). Alternatively, the Company’s executive officers, other than the Chief Executive Officer, will each be awarded 17,535 shares if the average closing price of the Company’s common stock for the final quarter of 2023 reaches $57.55 (“Target 2”), and 24,990 shares will be awarded to each of the Company’s executive officers, other than the Chief Executive Officer, if the average closing price of the Company’s common stock for the final quarter of 2023 reaches $69.50 (“Target 3”). The Company’s Chief Executive Officer will be awarded 100,000 shares of Company common stock if Target 1 is achieved, 175,000 shares of Company common stock if Target 2 is achieved, and 250,000 shares of Company common stock if Target 3 is achieved
The Awards are designed to align certain forms of equity compensation payable to the Company’s executive officers with long-term and sustainable high performance by the Company. The form of the Award Agreement is included herewith as Exhibit 10.2.
ITEM 9.01    FINANCIAL STATMENTS AND EXHIBITS.
    The following are furnished as part of this Current Report on Form 8-K:

10.1 Fourth Amendment to Second Amended and Restated Employment Agreement by and between Carriage Services, Inc. and Melvin C. Payne, dated effective as of February 20, 2019.

10.2 Form of Performance Award Agreement under Carriage Services, Inc. 2017 Omnibus Incentive Plan, dated effective as of February 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: February 26, 2019	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit	Description

10.1	Fourth Amendment to Second Amended and Restated Employment Agreement by and between Carriage Services, Inc. and Melvin C. Payne, dated effective as of February 20, 2019.

10.2	Form of Performance Award Agreement under Carriage Services, Inc. 2017 Omnibus Incentive Plan, dated effective as of February 20, 2019.